Exhibit 10.8

LEASE AGREEMENT

BETWEEN:

DARAFRIC SARL A.U., a limited liability single-person company, with share capital of DH 10,000, whose registered office is situated at 89 Boulevard Al Massira Al Khadra, Casablanca, duly registered in the Register of Companies of Casablanca under number 410 819, represented by Mr Michael EL BAZ under powers conferred upon him,

Hereinafter referred to as “the Lessor”,

Of the first part,

AND:

FORAFRIC MAROC S.A., a limited company with share capital of DH 1,150,000,000, whose registered office is situated at Espace Porte d’Anfa, 3rd Floor, 29 Rue Bab Mansour, Casablanca, duly registered in the Register of Companies of Casablanca under number 323 197, represented by Mr Mustapha JAMALEDDINE under powers conferred upon him,

Hereinafter referred to as “the Lessee”

Of the second part,

The following has been drawn up and agreed:

ARTICLE 1: SUBJECT

DARAFRIC SARL A.U., of the first part, is hereby leasing to FORAFRIC MAROC S.A., of the second part, which accepts, the real estate property a description of which follows:

DESCRIPTION

The parts hereinafter described belong to a building situated at 89 Boulevard Al Massira Al Khadra, Quartier Racine, Casablanca, comprising:

I. The property known as “MARIA LOUIZA 1”, the subject of land title no. 14.900/71, with an overall surface area of 301m2 (three hundred and one square metres) and comprising:

1.	Divided portion no. 1: consisting of a store situated on the ground floor with an area of 118m2 (one hundred and eighteen square metres)
2.	Divided portion no. 1A: consisting of a cellar situated in the basement with an area of 101m2 (one hundred and one square metres)
3.	Divided portion no. 1B: consisting of storage premises situated between the floors with an area of 82m2 (eighty-two square metres)

together with 3270/1000ths of an undivided area assigned to these properties of all the communal parts of the building constructed on the original property the subject of land title no. 28.469/C.

II. The property known as “MARIA LOUIZA 2”, the subject of land title no. 14.901/71, with an overall surface area of 150m2 (one hundred and fifty square metres) and comprising:

1.	Divided portion no. 7: consisting of an office level situated on the first floor with an area of 145m2 (one hundred and forty-five square metres)
2.	Divided portion no. 7A: consisting of a box room situated in the basement with an area of 5m2 (five square metres)

together with 1628/1000ths of an undivided area assigned to these properties of all the communal parts of the building constructed on the original property the subject of land title no. 28.469/C.

III. The property known as “MARIA LOUIZA 3”, the subject of land title no. 14.902/71, with an overall surface area of 118m2 (one hundred and eighteen square metres) and comprising:

1.	Divided portion no. 9: consisting of an office level situated on the 2nd floor with an area of 113m2 (one hundred and thirteen square metres)
2.	Divided portion no. 9A: consisting of a box room situated in the basement with an area of 5m2 (five square metres)

together with 1281/1000ths of an undivided area assigned to these properties of all the communal parts of the building constructed on the original property the subject of land title no. 28.469/C.

IV. The property known as “MARIA LOUIZA 4”, the subject of land title no. 14.903/71, with an overall surface area of 118m2 (one hundred and eighteen square metres) and comprising:

1.	Divided portion no. 10: consisting of an office level situated on the 3rd floor with an area of 113m2 (one hundred and thirteen square metres)
2.	Divided portion no. 10A: consisting of a box room situated in the basement with an area of 5m2 (five square metres)

together with 1281/1000ths of an undivided area assigned to these properties of all the communal parts of the building constructed on the original property the subject of land title no. 28.469/C.

V. The property known as “MARIA LOUIZA 5”, the subject of land title no. 14.904/71, with an overall surface area of 117m2 (one hundred and seventeen square metres) and comprising:

1.	Divided portion no. 11: consisting of an office level situated on the 3rd floor with an area of 113m2 (one hundred and thirteen square metres)
2.	Divided portion no. 11A: consisting of a box room situated in the basement with an area of 4m2 (four square metres)

together with 1270/1000ths of an undivided area assigned to these properties of all the communal parts of the building constructed on the original property the subject of land title no. 28.469/C.

VI. The property known as “MARIA LOUIZA 6”, the subject of land title no. 14.905/71, with an overall surface area of 117m2 (one hundred and seventeen square metres) and comprising:

1.	Divided portion no. 12: consisting of an office level situated on the 3rd floor with an area of 113m2 (one hundred and thirteen square metres)
2.	Divided portion no. 12A: consisting of a box room situated in the basement with an area of 4m2 (four square metres)

together with 1270/1000ths of an undivided area assigned to these properties of all the communal parts of the building constructed on the original property the subject of land title no. 28.469/C.

as the property currently exists with all its rights of any kind that may be attached thereto, without any exception or reservation and without the need to give a more detailed description, as requested by the Lessee who declares that it knows the premises being leased as it has visited them and inspected them.

ARTICLE 2: USE OF THE LEASED PREMISES

The premises being leased are to be used exclusively as a suite of offices, which the Lessee FORAFRIC MAROC S.A. declares that it expressly accepts.

ARTICLE 3: TERM OF VALIDITY

The present lease is granted and accepted for a term of three (03) years, renewable by tacit renewal unless otherwise advised by one Party to the other Party by formal notice sent thirty (30) days before the end of the term. Such notice must be made by recorded post with acknowledgement of receipt sent to the officially designated domicile.

ARTICLE 4: RENT

The present lease is granted and accepted for a fixed monthly amount of DH 320,000 (three hundred and twenty thousand dirhams), inclusive of all taxes.

The rent shall be payable monthly on the First day of each month.

REVISION OF THE RENT:

The rent shall be revised under the conditions given in the laws in force concerning the periodic revision of prices for the rental of commercial, industrial or artisanal premises.

However, works and improvements carried out by the Lessee cannot be used to set the rate of the revision of the rent.

The rent fixed above may be revised after the expiry of each three-year term under the conditions given in current law.

ARTICLE 5: CHARGES AND CONDITIONS

The present lease is granted under the charges and conditions of the ordinary law and the practices in such matters and under the following particular provisions which FORAFRIC MAROC S.A. agrees to comply with and execute, as follows:

1.	To keep the premises in a good state of repair and to carry out at its own expense any repairs required to the electricity and water installations.

2.	To look after the leased premises with care in accordance with their use and not to carry out any conversion of any kind or building work without the Lessor’s express consent.

3.	Immediately to inform the Lessor of any damage and major repairs that may affect the deposits.

4.	Not to grant any total or partial sub-leases of the premises or assign all or part of its rights as a lessee.

5.	To pay all the charges and town, police and cleaning taxes which lessees are normally liable to pay.

6.	To take out insurance with a specialist company; in this respect, the Lessor does not assume any liability for any damage caused to the property unless this results from the condition of the building work.

7.	To pay all the stamp duties and registration fees of the present document, and this formality must be completed by the Lessee even in the event of renewal.

ARTICLE 6: TERMINATION CLAUSE

If a single term of the rent is not paid on the due payment date given in Article 4 above or if any clause of the present lease is not performed by the Lessee, the lease may be considered to be automatically terminated if the Lessor considers this appropriate, fifteen (15) days after sending formal notice to the Lessee to pay or to comply with the clause in the lease, and containing a declaration by the Lessor of its intention to invoke the present termination clause. Such formal notice may be made simply by recorded post with acknowledgement of receipt sent by the Lessor to the Lessee and shall be effective in full even if it is not received/collected by its recipient. In this event, full jurisdiction is attributed to the Tribunal de Commerce (Commercial Court) of Casablanca, and to hear any disputes arising as to the performance or interpretation of the clauses in the Agreement and for the expulsion of the Lessee and amounts outstanding, in accordance with the laws in force.

ARTICLE 7: EXPENSES

All the expenses of the present document, registration fees and emoluments, as well as subsequent related costs shall be payable by the Lessee, which agrees.

ARTICLE 8: DESIGNATION OF DOMICILE

For the execution of the present document and subsequent related documents, the Parties declare that they designate domicile at their respective addresses indicated above.

ARTICLE 9: POWER OF ATTORNEY

Full powers are granted to the bearer of a copy of the present document to carry out all the formalities required by law.

Executed in Casablanca in six (06) copies on (date) __________________________

Signatures:

DARAFRIC SARL A.U.	FORAFRIC MAROC S.A.
THE LESSOR	THE LESSEE
Represented by: Mr Michael EL BAZ	Represented by:__________________